FOR IMMEDIATE RELEASE

The Oncology Institute Reports First Quarter 2022 Financial Results and Confirms Full Year 2022 Guidance

CERRITOS, Calif. – May 11, 2022 The Oncology Institute, Inc. (NASDAQ: TOI), one of the largest value-based community oncology groups in the United States, today reported financial results for its first quarter ended March 31, 2022.

"We are pleased with the results we achieved in Q1 2022, driven by our expansion in new markets and continued investment in a value-based approach to oncology. Our financial results reflected strong growth, with Q1 2022 revenue of $55 million, growing 14% compared to Q1 2021. We were thrilled to announce three new value-based partnerships in Q1 2022, one of which is with a new partner, MaxHealth in the Tampa and St. Petersburg markets, which has great potential for growth in the future,” said Brad Hively, CEO of TOI. “We also launched our 11th market in Polk County, Florida and opened a new clinic in Culver City, California as we continue to solidify our position in the Los Angeles market. We also recently announced our acquisition of Women’s Cancer Care in Fresno, which will be our 12th market. We continue to strengthen our M&A pipeline which is expected to lead to positive growth throughout the rest of 2022. We are optimistic about the year ahead and continue to see strong partnership demand for our innovative model of oncology care."

First Quarter 2022 Operational Highlights

•Initiated three new value-based partnerships, including our third gain share contract in Florida with MaxHealth
•Hired five new clinicians, ending the period with 84 clinicians, representing a 24% growth compared to Q1 2021
•Commenced expansion of our radiation oncology site in Long Beach, California, added a new Radiation Oncology Medical Director and expanded our payor contracts
•Opened two new de novo clinics in Culver City, California and Polk County, Florida

First Quarter 2022 Results

Consolidated revenue for Q1 2022 was $55 million, a 13.5% increase compared to Q1 2021.

Revenue for the Patient Services segment was $35 million, up 18.3% compared to Q1 2021. Growth in Patient Services was driven by an increase in capitated contracts entered into in the latter half of 2021 as well as growth in FFS revenue due to practice acquisitions in Q4 2021 and an overall increase in clinic count. Dispensary revenue growth lagged the growth in Patient Services largely due to the Medical Rx transition. Despite the Medical Rx transition, dispensary revenue increased 6.0% compared to Q1 2021 due to an increase in the average revenue per script fill. Clinical Trials & Other revenue increased by 6.3% year-over-year due to an increase in clinical trials volumes.

Gross profit in Q1 2022 was $12 million, an increase of 20.8% compared to Q1 2021. The increase was driven by improved cost management of our oral and IV drugs and enhanced rebate opportunities.

SG&A expenses in Q1 2022 were $30 million or 54.0% of revenue, compared with $11 million, or 23.0% of revenue, in the same quarter last year. During Q1 2022, share-based compensation expense was $9 million and SG&A related to transaction costs was $1 million. The remainder of the SG&A growth was due to headcount and other costs associated with operating as a public company and to support revenue growth.

Net income for Q1 2022 was $19 million, increasing $20 million over the same quarter last year primarily due to the change in the fair value of the earnout liabilities. Adjusted EBITDA was $(5) million, a decrease of $5 million compared to Q1 2021, primarily as a result of our growth in SG&A as we prepare for expansion into new markets, as well as SG&A expenses necessary for TOI to operate as a public company.

2022 Outlook

Results for the first quarter of 2022 came in as expected and our outlook for 2022 remains unchanged.

2022 Guidance
Revenue	$270 to $310 million, representing approximately 33% to 53% growth over 2021 revenue
Gross Profit	$50 to $60 million
Adjusted EBITDA(1)	$(20) to $(25) million
Value-based lives(2)	1.75 million to 2.0 million lives, representing approximately 9% to 25% growth over year-end 2021 lives

(1) Adjusted EBITDA is a non-GAAP metric. See "Financial Information: Non-GAAP Financial Measures" below. TOI is not reasonably able to provide a reconciliation to net (loss) income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including uncertainties regarding taxes, share-based compensation and other non-cash items. TOI expects interest expense in the range of $0.5 million and $1 million, other adjustment add backs in the range of $4 million and $6 million and depreciation and amortization in the range of $4 million and $6 million. TOI is not adding back new clinic startup or acquisition cost for this non-GAAP metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2022 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See "Forward-Looking Statements" below for additional information.

(2) Represents lives under capitation and gain sharing contracts.

Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.

Webcast and Conference Call

TOI will host a conference call on Wednesday, May 11, 2022 at 5:00 p.m. (Eastern Time) to discuss first quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13728629. The replay will be available until May 18, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.

Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.5 million patients including clinical trials, stem cell transplants, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With 80+ employed clinicians and more than 600 teammates in over 50 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2022 outlook discuss herein, the outcome of judicial and administrative proceedings to which TOI may become a party or governmental investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on the TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2021. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s, plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based comp and other adjustments to add-back the following: board fees, consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temp labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended March 31,		Change
(dollars in thousands)	2022	2021	$	%
Net income (loss)	$19,286	$(996)	$20,282	(2,036.3)%
Depreciation and amortization	987	777	210	27.0%
Interest expense	74	101	(27)	(26.7)%
Income tax expense	180	218	(38)	(17.4)%
Board and management fees	45	106	(61)	(57.5)%
Non-cash addbacks(1)	197	(13)	210	(1,615.4)%
Share-based compensation	8,552	42	8,510	20,261.9%
Change in fair value of liabilities	(37,979)	—	(37,979)	N/A
Practice acquisition-related costs(2)	422	90	332	368.9%
Consulting and legal fees(3)	655	387	268	69.3%
Other, net(4)	953	(643)	1,596	(248.2)%
Public company transaction costs	1,444	—	1,444	N/A
Adjusted EBITDA	$(5,184)	$69	$(5,253)	(7,613.0)%
(1) During the three months ended March 31, 2022, non-cash addbacks were primarily comprised of bad debt write-offs of $154, non-cash rent of $29 and other miscellaneous charges of $14. During the three months ended March 31, 2021, non-cash addbacks were primarily comprised of a $13 tenant improvement allowance.
(2) Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3) Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees during the three months ended March 31, 2022 and 2021, and related to certain advisory projects, software implementations, and legal fees for debt financing and predecessor litigation matters.
(4) Other, net is comprised of severance expenses resulting from cost rationalization programs of $18 and $0, as well as temporary labor of $485 and $223, recruiting expenses to build out corporate infrastructure of $424 and $155 and other miscellaneous charges of $26 and $0 during the three months ended March 31, 2022 and 2021, respectively. During the three months ended March 31, 2022 and 2021 such expenses were partially offset by $0 and $1,023, respectively, of stimulus funds received under the CARES Act.

Key Business Metrics
	Three Months Ended March 31,
	2022	2021
Clinics (1)	67	55
Markets	11	8
Lives under value-based contracts (millions)	1.5	1.2
(1) Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Condensed Consolidated Balance Sheets
(in thousands except share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash (includes restricted cash of $875 and $875 as of March 31, 2022 and December 31, 2021)	$95,534	$115,174
Accounts receivable	24,513	20,007
Other receivables	1,279	1,237
Inventories, net	7,770	6,438
Prepaid expenses	10,744	11,200
Total current assets	139,840	154,056
Property and equipment, net	4,909	4,192
Operating right of use assets	17,233	—
Intangible assets, net	17,572	18,245
Goodwill	26,626	26,626
Other assets	332	320
Total assets	$206,512	$203,439
Liabilities and stockholders’ equity
Current liabilities:
Current portion of operating lease liabilities	$4,277	$—
Current portion of long-term debt	—	183
Accounts payable	12,596	15,559
Income taxes payable	132	132
Accrued expenses and other current liabilities	14,516	13,924
Total current liabilities	31,521	29,798
Operating lease liabilities	14,409	—
Derivative warrant liabilities	3,654	2,193
Derivative earnout liabilities	20,578	60,018
Other non-current liabilities	3,801	6,900
Deferred income taxes liability	551	371
Total liabilities	74,514	99,280
Commitments and contingencies (Note 15)	—	—
Stockholders’ equity:
TOI Common shares, $0.0001 par value, Authorized 500,000,000 shares; 73,276,230 and 73,249,042 shares issued and outstanding at March 31, 2022 and December 31, 2021	7	7
TOI Convertible Series A Common Equivalent Preferred Shares, $0.0001 par value. Authorized 10,000,000 shares; 163,510 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	175,939	167,386
Accumulated deficit	(43,948)	(63,234)
Total stockholders’ equity	131,998	104,159
Total liabilities, cumulative preferred shares and stockholders’ equity	$206,512	$203,439

Condensed Consolidated Statements of Income (Operations) (Unaudited)
(in thousands except share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Patient services	$35,057	$29,622
Dispensary	18,679	17,618
Clinical trials & other	1,425	1,340
Total operating revenue	55,161	48,580
Operating expenses
Direct costs – patient services	27,378	23,086
Direct costs – dispensary	15,324	15,123
Direct costs – clinical trials & other	137	169
Selling, general and administrative expense	29,806	11,178
Depreciation and amortization	987	777
Total operating expenses	73,632	50,333
Loss from operations	(18,471)	(1,753)
Other non-operating expense (income)
Interest expense	74	101
Change in fair value of derivative warrant liabilities	1,461	—
Change in fair value of earnout liabilities	(39,440)	—
Gain on debt extinguishment	(183)	—
Other, net	151	(1,076)
Total other non-operating income	(37,937)	(975)
Income before provision for income (loss) taxes	19,466	(778)
Income tax (expense) benefit	(180)	(218)
Net income (loss)	$19,286	$(996)
Net income (loss) per share attributable to common stockholders:
Basic	$0.22	$(0.02)
Diluted	$0.21	$(0.02)
Weighted-average number of shares outstanding:
Basic	73,252,365	62,853,419
Diluted	76,247,966	62,853,419

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$19,286	$(996)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	987	777
Amortization of debt issuance costs	—	18
Share-based compensation	8,553	42
Increase in fair value of liability classified warrants	1,461	—
Decrease in fair value of liability classified earnouts	(39,440)	—
Deferred taxes	180	221
Gain on debt extinguishment	(183)	—
Bad debt expense	154	—
Loss on disposal of property and equipment	14	—
Changes in operating assets and liabilities:
Accounts receivable	(4,660)	(550)
Inventories	(1,332)	10
Other receivables	(42)	(20)
Prepaid expenses	456	56
Other current assets	—	(353)
Operating lease right-of-use assets	942	—
Other assets	(11)	(37)
Accrued expenses and other current liabilities	526	358
Income taxes payable	—	102
Accounts payable	(2,963)	474
Current and long-term operating lease liabilities	(909)	—
Other non-current liabilities	—	362
Net cash and restricted cash (used in) provided by operating activities	(16,981)	464
Cash flows from investing activities:
Purchases of property and equipment	(1,002)	(619)
Cash paid for practice acquisitions, net	—	(827)
Net cash and restricted cash used in investing activities	(1,002)	(1,446)
Cash flows from financing activities:
Advances from line of credit	—	2,500
Payments made for financing of insurance payments	(1,235)	—
Payment of deferred consideration liability for acquisition	(409)	—
Principal payments on long-term debt	—	(94)
Principal payments on financing leases	(13)	(10)
Issuance of Legacy TOI preferred stock	—	20,000
Net cash and restricted cash (used in) provided by financing activities	(1,657)	22,396
Net (decrease) increase in cash and restricted cash	(19,640)	21,414
Cash and restricted cash at beginning of period	115,174	5,998
Cash and restricted cash at end of period	$95,534	$27,412
Supplemental disclosure of cash flow information:
Interest and principal forgiven from Paycheck Protection Program loans	$183	$—
Cash paid for:
Income taxes	$—	$4
Interest	$74	$—

Contacts

Media
The Oncology Institute, Inc.
Julie Korinke
juliekorinke@theoncologyinstitute.com
(562) 735-3226 x 88806

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542

Investors
Solebury Trout
investors@theoncologyinstitute.com